UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c) of the Securities Exchange Act of 1934
                                (AMENDMENT NO. )

Check the appropriate box:

[ ] Preliminary information statement        [  ] Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14c-5(d)(2))

[x] Definitive information statement


                            MISSISSIPPI POWER COMPANY
------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

(MISSISSIPPI POWER LOGO)

                                 NOTICE OF 2002
                                 ANNUAL MEETING
                            & INFORMATION STATEMENT

                            WWW.MISSISSIPPIPOWER.COM


                        (MICHAEL D. GARRETT LETTERHEAD)

                                                                  April 23, 2002

Dear Shareholder:

     You are cordially invited to attend our 2002 Annual Meeting of Shareholders at 8:00 a.m., Eastern Time, on May 15, 2002 at the offices of our affiliate, Georgia Power Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia.

     At the meeting, we will elect our board of directors.

                                                     Sincerely yours,

                                                     /s/ MICHAEL D. GARRETT
                                                     Michael D. Garrett
                                                     President and Chief
                                                     Executive Officer


                           MISSISSIPPI POWER COMPANY
                             GULFPORT, MISSISSIPPI

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2002

--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Mississippi Power Company will be held at the offices of its affiliate, Georgia Power Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia on May 15, 2002 at 8:00 a.m., Eastern Time, to elect seven members to the board of directors and to transact any other business that may properly come before said meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 8, 2002 will be entitled to notice of and to vote at said meeting or any adjournment or postponement thereof.

     The Information Statement and the Annual Report are included in this mailing.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/Vicki L. Pierce
                                          Vicki L. Pierce
                                          Corporate Secretary

Gulfport, Mississippi
April 23, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

General Information.........................................    1

Shareholder Proposals.......................................    1

Nominees for Election as Directors..........................    2

Corporate Governance........................................    3

Audit Committee Report......................................    5

Compensation and Management Succession Committee Report.....    7

Compensation Committee Interlocks and Insider
  Participation.............................................    9

Certain Relationships and Related Transactions..............    9

Executive Compensation Information..........................   10

Stock Ownership Table.......................................   15

Appendix A -- Southern Company's Audit Committee Charter....  A-1

Appendix B -- Mississippi Power Company's Audit Committee
  Charter...................................................  B-1


                           MISSISSIPPI POWER COMPANY
                             INFORMATION STATEMENT

                              GENERAL INFORMATION

     This Information Statement is furnished by Mississippi Power Company (the "Company") in connection with the 2002 Annual Meeting of Shareholders and any adjournment or postponement thereof. The meeting will be held at 8:00 a.m., Eastern Time, on May 15, 2002, at the office of its affiliate, Georgia Power Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia. This Information Statement is initially being provided to shareholders on or about April 23, 2002.

     At the meeting, we will elect seven members to the board of directors and transact any other business that may properly come before the meeting. We are not aware of any other matters to be presented at the meeting; however, the holder of the Company's common stock will be entitled to vote on any other matters properly presented.

     All shareholders of record on the record date of April 8, 2002 are entitled to notice of and to vote at the meeting. On that date, there were 1,121,000 common shares outstanding and entitled to vote, all of which are held by The Southern Company. There were also 84,050 shares of $100 preferred stock and 936,160 shares of depositary preferred stock, each representing one-fourth of a share of preferred stock, outstanding on that date. With respect to the election of directors, all of the outstanding shares of preferred stock are entitled to vote as a single class with the Company's common stock. Each share of outstanding common stock counts as one vote and each share of outstanding preferred stock counts as one-half vote. Neither the Company's charter nor by-laws provides for cumulative voting rights.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             SHAREHOLDER PROPOSALS

     Shareholders may present proper proposals for inclusion in the Company's information statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion for the 2003 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than February 22, 2003.

                                        1


                       NOMINEES FOR ELECTION AS DIRECTORS

ELECTION OF DIRECTORS

     A board of seven directors is to be elected at the annual meeting, each director to hold office until the next annual meeting of shareholders and until the election and qualification of a successor. If any named nominee becomes unavailable for election, the board may substitute another nominee.

     Below is information concerning the nominees for director stating, among other things, their names, ages, positions and offices held, and brief descriptions of their business experience. The information is current as of the date of this Information Statement.

MICHAEL D. GARRETT -- Director since 2001

     Mr. Garrett, 52, is president and chief executive officer of the Company. He served as executive vice president of customer service of Alabama Power Company from January 2000 to May 2001 and executive vice president of external affairs of Alabama Power Company from March 1998 to January 2000. He served as senior vice president of external affairs of Alabama Power Company from February 1994 to March 1998.

TOMMY E. DULANEY -- Director since 2001

     Mr. Dulaney, 63, is president and chief executive officer of Structural Steel Services, Inc. (production of steel fabricated members), Meridian, Mississippi. He is a member of the advisory board of Trustmark National Bank, Meridian, Mississippi.

LINDA T. HOWARD -- Director since 1999

     Ms. Howard, 58, is president of Howard Industries, Inc. (lighting and computer sales), Laurel, Mississippi.

AUBREY K. LUCAS -- Director since 1984

     Dr. Lucas, 67, is president and distinguished professor of higher education at the University of Southern Mississippi, Hattiesburg, Mississippi.

GEORGE A. SCHLOEGEL -- Director since 1995

     Mr. Schloegel, 61, is president and chief executive officer of Hancock Bank, Gulfport, Mississippi. He is vice chairman and chief executive officer of Hancock Holding Company.

PHILIP J. TERRELL -- Director since 1995

     Dr. Terrell, 48, is superintendent of schools, Pass Christian Public School District, Pass Christian, Mississippi. He is adjunct professor of education at the University of Southern Mississippi, Gulf Park Campus, Long Beach, Mississippi.

N. EUGENE WARR -- Director since 1986

     Mr. Warr, 66, is a retailer in Gulfport, Mississippi. He is a director of Coast Community Bank, formerly SouthTrust Bank of Mississippi, Biloxi, Mississippi.

     Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.

     A plurality of the votes cast by the shares outstanding and entitled to vote at a meeting at which a quorum is present is required for the election of directors. Southern Company, as owner of all of the Company's outstanding shares of common stock, will vote for all of the nominees above.

                                        2


                              CORPORATE GOVERNANCE

HOW IS THE COMPANY ORGANIZED?

     The Company is managed by a core group of officers and governed by a board of directors that has been set at seven members. The nominees for election as directors consist of six non-employees and one executive officer of the Company.

WHAT ARE DIRECTORS PAID FOR THEIR SERVICES?

     - Standard Arrangements. The following compensation was paid to the Company's directors during 2001 for service as a member of the board of directors and any board committee(s), except that employee directors received no fees or compensation for service as a member of the board of directors or any board committee. At the election of the director, all or a portion of the cash retainer may be payable in shares of Southern Company common stock, and all or a portion of the total fees may be deferred under the Deferred Compensation Plan until membership on the board is terminated.

      Cash Retainer Fee......................  $10,000
      Stock Retainer Fee.....................  50 shares of Southern Company common stock in the first quarter of 2001 and 85 shares per
                                               quarter thereafter
      Meeting Fee............................  $750 for each board or committee meeting attended

     - Pension Plan. There is no pension plan for non-employee directors.

     - Other Arrangements. No director received other compensation for services as a director during the year ending December 31, 2001 in addition to or in lieu of that specified by the standard arrangements specified above.

                            COMMITTEES OF THE BOARD

AUDIT COMMITTEE:

     - Members are Mr. Schloegel, Chairman; Ms. Howard; Dr. Lucas; and Mr. Warr

     - Met four times in 2001

     - Reviews the Company's financial reporting and accounting practices and oversees the internal accounting, compliance and control systems

     Southern Company's Audit Committee reviews the independent public accountants' reports on the Company's financial statements and discusses significant changes in accounting principles and practices, significant proposed adjustments and any unresolved disagreements with management concerning accounting or disclosure matters with management and the independent public accountants. It also recommends appointment of the independent public accountants and reviews their services and fees and the scope and timing of audits. It also is responsible for recommending the filing of the Company's annual financial statements with the Securities and Exchange Commission.

                                        3


COMPENSATION COMMITTEE:

     - Members are Mr. Warr, Chairman; Mr. Dulaney; and Dr. Terrell

     - Met one time in 2001

     - Oversees the administration of the Company's compensation arrangements

     Southern Company's Compensation and Management Succession Committee approves the corporate performance goals used to determine incentive compensation and establishes the mechanism for setting compensation levels for the Company's executive officers. It also administers executive compensation plans and reviews management succession plans.

FINANCE COMMITTEE:

     - Members are Dr. Lucas, Chairman; Mr. Dulaney; Mr. Garrett; and Dr.
       Terrell

     - Met four times in 2001

     - Reviews the Company's financial affairs and recommends actions to the board

--------------------------------------------------------------------------------

     The board of directors met five times in 2001. Average director attendance at all board and committee meetings was approximately 97 percent. No director attended less than 75 percent of applicable meetings.

                                        4


                             AUDIT COMMITTEE REPORT

     The Audit Committee of Southern Company (the "Committee") oversees the Company's financial reporting process on behalf of the board of directors of the Company and the board of directors of Southern Company. The Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in these fields. The Company's management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements of the Company in the Annual Report with management. The Committee's review process included discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The independent public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee reviewed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent public accountants their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Committee has also considered whether the independent public accountants' provision of non-audit services to the Company is compatible with maintaining their independence.

     The Committee discussed the overall scopes and plans with the Company's internal auditors and independent public accountants for their respective audits. The Committee meets with the internal auditors and independent public accountants, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held nine meetings during 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors of Southern Company (and such board approved) that the audited financial statements be included in the Company's Annual Report for the year ended December 31, 2001 and filed with the Securities and Exchange Commission. The Committee also recommended to the board of directors of Southern Company (and such board approved) the selection of the Company's independent public accountants.

Members of the Committee:

     L. G. Hardman III, Chairman
     Dorrit J. Bern
     Zack T. Pate
     Gerald J. St. Pe

                                        5

PRINCIPAL PUBLIC ACCOUNTING FIRM FEES

     The following represents the fees billed to the Company for the last fiscal year by Arthur Andersen LLP -- the Company's principal public accountant for 2001:

Audit Fees..................................................  $189,500
Financial Information Systems Design and Implementation
  Fees......................................................        --
All Other Fees --
  Audit-Related Fees........................................        --
  Other Fees................................................        --
                                                              --------
          Total.............................................  $189,500
                                                              ========

CHANGE IN PRINCIPAL PUBLIC ACCOUNTING FIRM

     On March 28, 2002, the board of directors of Southern Company, upon recommendation of the Committee, decided not to engage Arthur Andersen LLP ("Arthur Andersen") as the Company's principal public accountants and engaged Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's principal accountants for fiscal year 2002.

     Arthur Andersen's reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through March 28, 2002:

     - there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report;

     - there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K; and

     - the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     No representative of Deloitte & Touche is expected to be present at the meeting unless prior to the day of the meeting the Company's Corporate Secretary has received written notice from a shareholder addressed to the Corporate Secretary at Mississippi Power Company, 2992 West Beach, Gulfport, Mississippi 39501, that such shareholder will attend the meeting and wishes to ask questions of a representative of Deloitte & Touche. Representatives from Arthur Andersen will not be present.

                                        6


            COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT

WHAT IS THE EXECUTIVE COMPENSATION PHILOSOPHY?

     Southern Company's Compensation and Management Succession Committee's intent is to provide a competitive compensation program that is linked directly to Southern Company's and the Company's strategic business objectives and their short- and long-term operating performance. With the objective of maximizing Southern Company's stockholder value over time, this policy serves to align the interests of executives and Southern Company's stockholders.

WHAT COMPRISES TOTAL EXECUTIVE COMPENSATION?

     - Base pay,

     - Short-term incentives (annual performance bonuses) and

     - Long-term incentives.

TOTAL EXECUTIVE COMPENSATION

     Total executive compensation targets are set at the size-adjusted median of the marketplace. The marketplace is defined as a group of large companies in the electric and gas utility industries. Fourteen of these companies are included in the 28 companies that comprise the Standard & Poor's Electric Utility Index.

BASE PAY

     A range for base pay is determined for each executive by comparing the base pay at the appropriate peer group of companies described previously. Base pay is set at a level that is at or below the size-adjusted median paid at those companies because of Southern Company's emphasis on incentive compensation in its executive compensation program.

ANNUAL PERFORMANCE BONUSES

     Annual bonuses are paid through the Omnibus Incentive Compensation Plan. All named executive officers participated in this plan in 2001.

PERFORMANCE GOALS

     Annual performance bonus levels are based on a percentage of Southern Company's net income from operations. In addition, the annual performance bonuses are reviewed in comparison to the attainment of corporate performance and short-term business unit goals, individual goals and new products and services goals. All performance goals were set at the beginning of the year.

     For 2001, the corporate performance goals included specific targets for:

     - Southern Company earnings -- earnings per share of Southern Company from operations ("EPS") and

     - The Company's net income and return on equity ("ROE").

     We believe that accomplishing the corporate performance goals is essential for the Company's continued success and sustained performance. A target performance level is set for each corporate performance goal. Performance above or below the targets results in proportionately higher or lower bonus payments. The bonus amount is then adjusted, up or down, based on the degree of achievement of the short-term business unit goals related to capital expenditures, cash flow, customer service, plant availability, diversity and individual goals.

                                        7


     A target percentage of base pay is established for each executive officer based on position level for target-level performance. Annual performance bonuses based on the achievement of the corporate performance goals, as adjusted for the short-term business unit goals and individual performance, may range from 0 percent of the target to 240 percent. An additional amount of up to 10 percent of the executive's annual performance bonus may be paid for achievement of the new products and services goal at his or her business unit.

     No bonuses are paid if performance is below a threshold level or if a minimum earnings level is not reached. Also, no bonuses are paid if Southern Company's current earnings are not sufficient to fund the common stock dividend at the same level as the prior year. We also capped the maximum amount for the annual performance bonus for each named executive officer at 0.6 percent of net income from operations.

ANNUAL BONUS PAYMENTS

     Performance met or exceeded the target levels in all areas in 2000, resulting in bonuses that exceeded the target levels.

     Mr. Garrett's annual performance bonus under the Omnibus Incentive Compensation Plan for target-level performance was 65% of his base pay. His bonus paid for 2001 performance was based 30% on the degree of achievement of the Southern Company EPS goal and 70% on the degree of achievement of the Company's net income and ROE goal. Performance for both goals exceeded the target, resulting in a bonus payment to Mr. Garrett that exceeded the target. Mr. Garrett also received an award based on achievement of the new products and services goal.

LONG-TERM INCENTIVES

     We based a significant portion of our total compensation program on long-term incentives including Southern Company stock options and performance dividend equivalents.

     Stock Options -- Executives are granted options with ten-year terms to purchase Southern Company's common stock at the market price on the date of the grant under the terms of the Omnibus Incentive Compensation Plan. The estimated annualized value represented approximately 30 percent of Mr. Garrett's total compensation and approximately 30 to 35 percent for the other executives. The size of prior grants was not considered in determining the size of the grants made in 2001. These options vest over a three-year period.

     Performance Dividends -- Executives also are paid performance-based dividend equivalents on most stock options held at the end of the year. Dividend equivalents can range from 25 percent of the common stock dividend rate if total shareholder return, compared to a group of other utility companies, is at the 30th percentile to 100 percent of the dividend rate if it reaches the 90th percentile.

     For eligible stock options held on December 31, 2001, all executives received 100 percent of the dividend rate, or $1.34 per share.

POLICY ON INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the deductibility of certain executives' compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Internal Revenue Code and that has been approved by shareholders. Southern Company has obtained shareholder approval for its Omnibus Incentive Compensation Plan. However, the policy is to maximize long-term stockholder value, and tax deductibility is only one factor considered in setting compensation.

SUMMARY

     We believe that the policies and programs described in this report link pay to performance and serve the best interest of Southern Company stockholders. We frequently review the various pay plans and

                                        8


policies and modify them as we deem necessary to continue to attract, retain and motivate talented executives.

     Members of the Committee:

     Gerald J. St. Pe, Chairman
     D. P. Amos
     T. F. Chapman
     L. G. Hardman III

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Southern Company's Compensation and Management Succession Committee is made up of non-employee directors who have never served as executive officers of Southern Company or the Company. During 2001, none of Southern Company's or the Company's executive officers served on the board of directors of any entities whose directors or officers served on Southern Company's Compensation and Management Succession Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. George A. Schloegel is president and chief executive officer of Hancock Bank, Gulfport, Mississippi. During 2001, Hancock Bank furnished a number of regular banking services in the ordinary course of business to the Company. The Company intends to maintain normal banking relations with the aforesaid bank in the future.

                                        9

                       EXECUTIVE COMPENSATION INFORMATION

     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has adopted Southern Company's Change in Control Plan, which is applicable to certain of its officers, and has entered into an individual change in control agreement with Mr. Dwight H. Evans. If an executive is involuntarily terminated, other than for cause, within two years following a change in control of Southern Company or the Company, the agreements provide for:

      - lump sum payment of two or three times annual compensation,

      - up to five years' coverage under group health and life insurance plans,

      - immediate vesting of all stock options previously granted,

      - payment of any accrued long-term and short-term bonuses and dividend equivalents and

      - payment of any excise tax liability incurred as a result of payments made under any individual agreements.

     A Southern Company change in control is defined under the agreements as:

      - acquisition of at least 20 percent of Southern Company's stock,

      - a change in the majority of the members of Southern Company's board of directors,

      - a merger or other business combination that results in Southern Company's shareholders immediately before the merger owning less than 65 percent of the voting power after the merger or

      - a sale of substantially all the assets of Southern Company.

     A change in control of the Company is defined under the agreements as:

      - acquisition of at least 50 percent of the Company's stock,

      - a merger or other business combination unless Southern Company controls the surviving entity or

      - a sale of substantially all of the assets of the Company.

     Southern Company also provides in its incentive plans for pro-rata payments at not less than target-level performance if a change in control occurs and the plans are not continued or replaced with comparable plans.

                                        10


                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning any chief executive officer and the other four most highly compensated executive officers of the Company serving during 2001.

                                                                                                  LONG-TERM COMPENSATION
                                                                                         ----------------------------------------
                                                      ANNUAL COMPENSATION                  NUMBER OF
                                          --------------------------------------------    SECURITIES     LONG-TERM
                                                                          OTHER ANNUAL    UNDERLYING     INCENTIVE    ALL OTHER
NAME AND OTHER PRINCIPAL                                                  COMPENSATION   STOCK OPTIONS    PAYOUTS    COMPENSATION
POSITION                                  YEAR   SALARY($)    BONUS($)       ($)(1)        (SHARES)       ($)(2)        ($)(3)
------------------------                  ----   ----------   ---------   ------------   -------------   ---------   ------------
MICHAEL D. GARRETT(4)...................  2001    309,194      370,090       11,876         60,556             --       44,133
  President, Chief Executive              2000         --           --           --             --             --           --
  Officer and Director                    1999         --           --           --             --             --           --

DWIGHT H. EVANS(4)......................  2001    326,876      296,139       51,963         91,299             --       69,647
  President, Chief Executive              2000    300,894      292,038       12,951         26,064             --       16,427
  Officer and Director                    1999    288,494       43,702        3,375         12,614        251,300       15,507

H. E. BLAKESLEE.........................  2001    224,617      195,312        6,756         59,281             --       10,857
  Vice President                          2000    216,012      169,775        8,929         18,711             --       10,489
                                          1999    207,769       37,649        8,070          7,481        111,258       11,254

DON E. MASON............................  2001    220,091      182,261        2,702         52,771             --       10,648
  Vice President                          2000    211,662      195,502        1,708         18,334             --       10,261
                                          1999    203,584       36,891          821          7,330        111,258       10,243

MICHAEL W. SOUTHERN.....................  2001    197,478      171,970       10,217         41,156             --       19,554
  Vice President,                         2000    188,300      144,266        8,457         14,296             --        9,141
  Treasurer and                           1999    179,117       34,369        8,891          6,469        103,585        9,590
  Chief Financial Officer

GENE L. USSERY, JR.(5)..................  2001    189,361      132,964       17,095         34,151             --       23,988
  Vice President                          2000    171,197      126,070          616         12,780             --        8,434
                                          1999         --           --           --             --             --           --

---------------

(1) Tax reimbursement by the Company and certain personal benefits.
(2) Payouts made in 2000 for the four-year performance period ending December 31, 1999.
(3) Company contributions in 2001 to the Employee Savings Plan (ESP), Employee Stock Ownership Plan (ESOP) and non-pension related accruals under the Supplemental Benefit Plan (SBP) are provided in the following table:

                            NAME                               ESP     ESOP     SBP
                            ----                              ------   ----   -------
Michael D. Garrett..........................................  $5,958   $764   $ 8,184
Dwight H. Evans.............................................   6,853   764     12,030
H. E. Blakeslee.............................................   5,958   764      4,135
Don E. Mason................................................   5,958   764      3,926
Michael W. Southern.........................................   5,958   764      2,832
Gene L. Ussery, Jr. ........................................   5,958   764      2,266

     In 2001, this amount included for Messrs. Garrett, Evans, Southern and Ussery additional incentive compensation of $29,227, $50,000, $10,000 and $15,000, respectively.
(4) On May 1, 2001, Mr. Garrett became president and chief executive officer of the Company and, effective on that date, Mr. Evans was transferred to an executive position at Southern Company.
(5) Mr. Ussery was named an executive officer of the Company effective September 21, 2000.

                                        11


                          STOCK OPTION GRANTS IN 2001

     The following table sets forth all stock option grants to the named executive officers of the Company during the year ending December 31, 2001.

                                                          % OF TOTAL
                                                           OPTIONS
                                    # OF SECURITIES       GRANTED TO     EXERCISE OR                GRANT DATE
                                   UNDERLYING OPTIONS    EMPLOYEES IN    BASE PRICE    EXPIRATION     PRESENT
NAME                                   GRANTED(1)       FISCAL YEAR(2)    ($/SH)(1)     DATE(1)     VALUE($)(3)
----                               ------------------   --------------   -----------   ----------   -----------
Michael D. Garrett...............        30,643               5.4          19.0762     2/16/2011      162,429
                                         29,913               5.2          22.4250     2/16/2001      158,539

Dwight H. Evans..................        33,037               5.8          19.0762     2/16/2011      175,119
                                         58,262              10.2          22.4250     4/16/2011      308,789

H. E. Blakeslee..................        23,718               4.2          19.0762     2/16/2011      125,722
                                         35,563               6.2          22.4250     4/16/2011      188,484

Don E. Mason.....................        23,239               4.1          19.0762     2/16/2011      123,183
                                         29,532               5.2          22.4250     4/16/2001      156,520

Michael W. Southern..............        18,273               3.2          19.0762     2/16/2001       96,859
                                         22,883               4.0          22.4250     4/16/2001      121,280

Gene L. Ussery, Jr. .............        17,495               3.1          19.0762     2/16/2011       92,735
                                         16,656               2.9          22.4250     4/16/2011       88,277

---------------

(1) Under the terms of the Omnibus Incentive Compensation Plan, stock options grants were made on February 16, 2001 and April 16, 2001 and vest annually at a rate of one-third on the anniversary date of the grant. Grants fully vest upon termination as a result of death, total disability or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier. The exercise price is the average of the high and low price of shares of Southern Company's common stock on the date granted. Options may be transferred to certain family members, family trusts and family limited partnerships. The number of options granted on February 16, 2001 and the exercise price thereof were adjusted after the spin-off of Mirant Corporation from Southern Company under the antidilution provisions of the plan such that the options had the same aggregate intrinsic value on the day of the spin-off as the day before.
(2) A total of 570,549 stock options were granted in 2001.
(3) Value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized depends on the market value of Southern Company's common stock at a future date. Significant assumptions are shown below:

                                                                                        DISCOUNT FOR
                                                                                      FORFEITURE RISK:
                                                                                    --------------------
                                                RISK-FREE       DIVIDEND            BEFORE      AFTER
GRANT DATE                       VOLATILITY   RATE OF RETURN   OPPORTUNITY   TERM   VESTING   EXPIRATION
----------                       ----------   --------------   -----------   ----   -------   ----------
2/16/01........................    27.34%          5.10%           50%        10     7.79%      12.45%
4/16/01........................    26.11%          5.14            50%        10     7.79%      11.77%

---------------

These assumptions reflect the effects of cash dividend equivalents paid to participants under the Omnibus Incentive Compensation Plan assuming targets are met.

                                        12


      AGGREGATED STOCK OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning options exercised during the year ending December 31, 2001 by the named executive officers and the value of unexercised options held by them as of December 31, 2001.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT               IN-THE-MONEY OPTIONS
                               SHARES          VALUE           FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)(2)
                            ACQUIRED ON      REALIZED      ---------------------------   ---------------------------
NAME                        EXERCISE (#)      ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ------------   -------------   -----------   -------------   -----------   -------------
Michael D. Garrett........      5,387          48,653        52,964          92,036         528,822       543,656
Dwight H. Evans...........     45,736         441,615        95,028         125,497       1,010,284       728,940
H. E. Blakeslee...........     40,324         396,236        42,753          83,000         430,667       497,846
Don E. Mason..............     14,865         142,270        50,582          76,011         519,937       472,253
Michael W. Southern.......     10,322         105,012        39,877          59,675         404,838       372,187
Gene L. Ussery, Jr. ......      6,129          59,402        27,364          50,678         270,462       328,637

---------------

(1) The "Value Realized" is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares at the time of exercise above the exercise price.
(2) This column represents the excess of the fair market value of Southern Company common stock of $25.35 per share, as of December 31, 2001, above the exercise price of the options. The Exercisable column reports the "value" of options that are vested and therefore could be exercised. The Unexercisable column reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 2001.

                  DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

     The following table sets forth the estimated annual pension benefits payable at normal retirement age under Southern Company's qualified Pension Plan, as well as non-qualified supplemental benefits, based on the stated compensation and years of service with the Southern Company system for the named executive officers at the Company. Compensation for pension purposes is limited to the average of the highest three of the final 10 years' compensation. Compensation is base salary plus the excess of annual incentive compensation over 15 percent of base salary. The compensation components are reported under columns titled "Salary" and "Bonus" in the Summary Compensation Table detailed earlier in this Information Statement.

     The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities or computation of the Social Security offset which would apply in most cases.

                                                 YEARS OF ACCREDITED SERVICE
                        ------------------------------------------------------------------------------
REMUNERATION               15         20         25         30         35          40           45
------------            --------   --------   --------   --------   --------   ----------   ----------
$ 100,000.............  $ 25,500   $ 34,000   $ 42,500   $ 51,000   $ 59,500   $   68,000   $   76,500
   300,000............    76,500    102,000    127,500    153,000    178,500      204,000      229,500
   500,000............   127,500    170,000    212,500    255,000    297,500      340,000      382,500
   700,000............   178,500    238,000    297,500    357,000    416,500      476,000      535,500
   900,000............   229,500    306,000    382,500    459,000    535,500      612,000      688,500
 1,100,000............   280,500    374,000    467,500    561,000    654,500      748,000      841,500
 1,300,000............   331,500    442,000    552,500    663,000    773,500      884,000      994,500
 1,500,000............   382,500    510,000    637,500    765,000    892,500    1,020,000    1,147,500

                                        13


     As of December 31, 2001, the applicable compensation levels and accredited service for determination of pension benefits would have been:

                                                              COMPENSATION      ACCREDITED
NAME                                                             LEVEL       YEARS OF SERVICE
----                                                          ------------   ----------------
Michael D. Garrett..........................................    $491,092            33
Dwight H. Evans.............................................     566,884            30
H. E. Blakeslee.............................................     347,808            36
Don E. Mason................................................     341,552            35
Michael W. Southern.........................................     310,172            26
Gene L. Ussery, Jr. ........................................     271,088            33

                                        14


                             STOCK OWNERSHIP TABLE

     Southern Company is the beneficial owner of 100% of the outstanding shares of common stock of the Company. The following table shows the number of shares of Southern Company common stock owned by directors, nominees and executive officers of the Company as of December 31, 2001. It is based on information furnished by the directors, nominees and executive officers. The shares owned by all directors, nominees and executive officers as a group constitute less than one percent of the total number of shares of Southern Company common stock outstanding on December 31, 2001.

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY
NAME OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS            OWNED(1)(2)
--------------------------------------------------            ------------
Tommy E. Dulaney............................................        560
Michael D. Garrett..........................................     81,563
Linda T. Howard.............................................        574
Aubrey K. Lucas.............................................      3,768
George A. Schloegel.........................................      1,187
Philip J. Terrell...........................................      1,249
N. Eugene Warr..............................................      1,900
H. E. Blakeslee.............................................     65,989
Don E. Mason................................................     94,658
Michael W. Southern.........................................     59,163
Gene L. Ussery, Jr. ........................................     41,813
The directors, nominees and executive officers as a group...    352,424

---------------

(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, and/or investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).
(2) Includes shares of Southern Company common stock that certain executive officers have the right to acquire within 60 days as follows: Mr. Blakeslee, 60,542 shares; Mr. Garrett, 75,948 shares; Mr. Mason, 68,013 shares; Mr. Southern, 53,519 shares; and Mr. Ussery, 39,946 shares.

                                        15


                                                                      APPENDIX A

                                SOUTHERN COMPANY

                            AUDIT COMMITTEE CHARTER

     This Charter identifies the composition, purpose, authority, meeting requirements and responsibilities of the Southern Company Audit Committee (the "Committee") as approved by the Southern Company Board of Directors.

COMPOSITION OF THE AUDIT COMMITTEE

     The Audit Committee will be comprised of at least three independent directors, each of whom will have a basic understanding of financial statements and at least one of whom will have prior accounting and related financial management expertise. Such requirements, for independence and financial literacy, are interpreted by the Board of Directors in its best business judgment in accordance with the rules of the Securities and Exchange Commission
(SEC) and the New York Stock Exchange.

PURPOSE OF THE AUDIT COMMITTEE

     The purpose of the Audit Committee is to provide, on behalf of the Southern Company Board of Directors, oversight of:

     - The Southern Company's accounting and financial reporting practices and policies and internal audit activities and procedures, including the assessment of the adequacy of internal accounting, compliance and controls systems.

     - The Southern Company's financial statements and the independent audit thereof, including quarterly and annual reporting. This includes financial information for all Southern Company first-tier, consolidated subsidiaries.

     - The independent public accountants, including their selection or nomination for Board of Directors, their performance evaluation and, where appropriate, their replacement.

     - The independence of the external public accountants through evaluation and discussion of their annual written "Statement as to Independence" and consideration of non-audit services provided.

AUTHORITY OF THE AUDIT COMMITTEE

     The Committee reports to the Board of Directors and has unrestricted access and authorization to obtain assistance from Southern Company personnel to accomplish its purpose. In addition, the Committee has the discretion to initiate and supervise investigations within the scope of its duties, as it may deem appropriate and to employ whatever additional advisors and consultants it deems necessary for the fulfillment of its duties.

MEETING REQUIREMENTS

     The Audit Committee shall meet a minimum of four times each year, or more often if warranted, to receive reports from and discuss the quarterly and annual financial statements, including disclosures and other related information. The Audit Committee shall meet separately, at least annually, with the Director of Internal Auditing, the Compliance Officer, and the external auditor to discuss matters that the Audit Committee or any of these persons believe should be discussed privately. Meetings of the Audit Committee may utilize conference call, Internet or other similar electronic communication technology.

                                       A-1


RESPONSIBILITIES OF THE AUDIT COMMITTEE

1. Financial Reporting and Accounting Practices

   The oversight responsibility of the Audit Committee in the area of financial reporting and accounting practices is to provide reasonable assurances that financial disclosures made by management accurately portray the financial condition, results of operations, cash flows, plans and long-term commitments of the Company on a consolidated basis, as well as on a separate company basis for each first-tier, consolidated subsidiary that has publicly traded securities. To accomplish this, the Committee will:

   - Provide oversight of the external audit coverage, including:

     Annual nomination or selection of independent public accountants.

     Evaluation of the independent public accountants' performance.

     Evaluation of policies covering when or whether to engage the independent public accountants to provide non-audit services.

     Review of the independent public accountants' quarterly and annual work plans, results of the audit engagements and proposed and actual fees for services rendered. This includes audit and non-audit work plans and fees.

     Coordination with the Internal Auditing and Accounting functions.

     Assessment of the external auditors' annual "Statement as to Independence."

   - Review and discuss the quarterly and annual consolidated earnings announcements with management.

   - Review and discuss with management and the independent public accountants the quarterly and annual financial statements and recommend them for filing with the SEC. The financial statements include the Southern Company consolidated financial statements as well as the separate financial statements for all first-tier, consolidated subsidiaries with publicly traded securities. The review and discussion includes:

     Significant accounting policies and policy decisions.

     Significant judgments and estimates made by management.

     Significant reporting or operational issues identified during the reporting period, including how they were resolved.

     Issues on which management sought second accounting opinions.

     Adjustments to the financial statements proposed by the external auditors.

     Significant regulatory changes and accounting and reporting developments proposed by Financial Accounting Standards Board, SEC or other regulatory agency.

   - Review the letters of management representation given to the independent public accountants in connection with the audits of the annual financial statements.

2. Internal Control

     The responsibility of the Audit Committee in the area of internal control in addition to the actions described in section (1) is to:

   - Provide oversight of the internal audit functions by:

     Reviewing audit plans, budgets and staffing levels.

     Reviewing audit results.

                                       A-2


     Reviewing management's appointment, appraisal of, and/or removal of the Company's Director of Internal Auditing. At least every two years, regardless of the performance of the incumbent, the President and Chief Executive Officer will review with the Committee the merits of reassigning the Director of Auditing.

   - Assess the extent to which the planned audit scopes of the internal auditors and the independent public accountants can be relied on to detect fraud or weaknesses in internal controls.

   - Assess management's response to any reported weaknesses or compliance deficiencies.

   - Provide oversight of the Company's Compliance and Ethics Programs by:

     Reviewing the plans and activities of the Company's Corporate Compliance Officer.

     Reviewing results of auditing or other monitoring programs designed to prevent or detect violations of laws or regulations.

     Reviewing corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud.

     Reviewing significant cases of employee conflict of interest, unethical or illegal conduct.

   - Review the quality assurance practices of the internal auditing function and the independent public accountants.

   - Review and discuss significant risks facing the Company and the steps taken to monitor and minimize such risks.

   - Review different aspects of the Company's business on a planned basis to ensure a general understanding of the significant operations and functional areas and to assess the impact of these operations and functional areas on the internal control environment.

3. Other

   - Report Committee activities and findings to the Board of Directors on a regular basis.

   - Report Committee activities in the Company's annual proxy statement to shareholders.

   - Review this charter at least annually and recommend appropriate changes.

                                       A-3


                                                                      APPENDIX B

                   MISSISSIPPI POWER COMPANY AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                    CHARTER

     The charter identifies the purpose, authority, meeting requirements and responsibilities of the Mississippi Power Company Audit Committee (the "Committee") as approved by the Mississippi Power Company Board of Directors.

PURPOSE

     The purpose of the Committee is to provide, on behalf of the Mississippi Power Company Board of Directors:

     - Oversight of the adequacy of the Company's internal accounting, compliance, and control systems.

     - Oversight of the Company's internal auditing activities and procedures.

     - Review of the Company's financial reporting and accounting practices.

AUTHORITY

     The Committee, which is composed of a minimum of three outside directors, reports to the Board of Directors and has unrestricted access and authorization to obtain assistance from Company personnel to accomplish its purpose. In addition, the Committee has the discretion to initiate and supervise investigations within the scope of its duties, as it may deem appropriate and to employ whatever additional advisors and consultants it deems necessary for the fulfillment of its duties.

MEETING REQUIREMENTS

     The Committee shall meet at least quarterly or more often if warranted to receive reports from management, internal auditing, and the independent public accountants. The Committee shall also meet separately, at least annually with the Director of Internal Auditing, the Compliance Officer, and the independent public accountants to discuss matters that the Committee or any of these persons believe should be discussed privately. Meetings of the Committee may utilize conference call, Internet or other similar electronic communication technology.

RESPONSIBILITIES

1. Financial Reporting and Accounting Practices

   Oversight of the Company's financial reporting process and quarterly and annual reporting to the Securities and Exchange Commission, as well as the performance of the independent public accountants, is the responsibility of the Southern Company Audit Committee. The responsibility of the Mississippi Power Company Committee in the area of financial reporting and accounting practices is to review financial disclosures made by management portraying the Company's financial condition, results of operation, cash flows, plans, and long-term commitments. To accomplish this, the Committee will review:

   - Significant accounting policies and policy decisions.

   - Reviews of quarterly and annual financial statements.

   - Significant regulatory changes and accounting and reporting developments proposed by Financial Accounting Standards Board, SEC, or other regulatory agency.

                                       B-1


   - Significant reporting or operational issues that were discussed during the reporting period and determine how they were resolved.

   - Issues on which management sought a second accounting opinion.

   - The letter of management representation given to the independent public accountants in connection with the review of the annual financial statements.

2. Internal Control

   The responsibility of the Committee in the area of internal control in addition to the actions described in section (1) is to:

   - Provide oversight of the internal audit function by:

     - Reviewing audit plans, budgets, and staffing levels.

     - Reviewing audit results.

     - Reviewing management's appointment, appraisal of, and/or removal of the Company's Director of Internal Auditing. At least every two years, regardless of the performance of the incumbent, the President and Chief Executive Officer will review with the Committee the merits of reassigning the Director of Auditing.

   - Assess the extent to which the planned audit scope of internal auditing and the independent public accountant can be relied on to detect fraud or weaknesses in internal controls.

   - Assess management's response to reported weaknesses or compliance deficiencies.

   - Provide oversight of the Company's Compliance Program by:

     - Reviewing the plans and activities of the Company's Corporate Compliance Officer.

     - Reviewing results of auditing or other monitoring programs designed to prevent or detect violations of laws or regulations.

     - Reviewing corporate policies relating to compliance with laws and regulations, ethics, conflict of interest, and the investigation of misconduct or fraud.

     - Reviewing significant cases of employee conflict of interest, misconduct or fraud.

   - Review the quality assurance practices of the internal auditing function and the independent public accountant.

   - Review and discuss significant risks facing the Company and the steps taken to monitor and minimize such risks.

   - Review different aspects of the Company's business on a planned basis to ensure a general understanding of operations and functional areas and assess the impact of these operations and functional areas on the internal control environment.

   - Report Committee activities and findings to the Board of Directors and the Southern Company Audit Committee on a regular basis.

   - Review this charter at least annually and recommend appropriate changes.

                                          Approved this 17th day of October 2000

                                       B-2


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